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                               GENERAL MAGIC, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                  EXHIBIT 11.1

                        COMPUTATION OF NET LOSS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                        Three Month Periods Ended
                                                                                 March 31
                                                                  ---------------------------------------
                                                                         1997               1996
                                                                  ---------------------------------------
Weighted average common shares outstanding for the period:

Common stock                                                            26,572             25,905

Preferred stock                                                              -                  -
                                                                  ---------------------------------------

Shares used in per share calculation                                    26,572             25,905
                                                                  =======================================
Net loss                                                              $ (7,803)          $ (7,031)
                                                                  =======================================
Net loss per share                                                    $  (0.29)          $  (0.27)
                                                                  =======================================